Exhibit 23.19

CONSENT OF SRK CONSULTING (U.S.) INC.

The undersigned hereby consents to:

(i)
the filing of the written disclosure regarding the technical report entitled “NI 43-101 Technical Report on Resources Wate Uranium Breccia Pipe - Northern Arizona, USA” dated March 10, 2015 (the “Technical Disclosure”), contained in the Annual Report on Form 10-K for the period ended December 31, 2019 (the “10-K”) of Energy Fuels Inc. (the “Company”) being filed with the United States Securities and Exchange Commission;

(ii)
the incorporation by reference of such Technical Disclosure in the 10-K into the Company’s Form S-3 Registration Statements (File Nos. 333-226878 and 333-228158), and any amendments thereto (the “S-3s”);

(iii)
the incorporation by reference of such Technical Disclosure in the 10-K into the Company’s Form S-8 Registration Statements (File Nos. 333-217098, 333-205182, 333-194900 and 333-226654), and any amendments thereto (the “S-8s”); and

(iv)	the use of our name in the 10-K, the S-3s, and the S-8s.

SRK CONSULTING (U.S.) INC.

/s/ Corolla Hoag
Name: Corolla Hoag
Title: Practice Leader

Date: March 16, 2020